                                                                  Exhibit 10(pp)


              [TRUST FOR NONEMPLOYEE DIRECTORS' COMPENSATION PLAN]


--------------------------------------------------------------------------------


                             TRUST AGREEMENT NO. 10

                                     Between

                              CLEVELAND-CLIFFS INC

                                       and

                         KEY TRUST COMPANY OF OHIO, N.A.



                                _________________

                                November 20, 1996
                                _________________

--------------------------------------------------------------------------------
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

I.      TRUST FUND..........................................................  2

II.     PAYMENTS TO TRUST BENEFICIARIES.....................................  6

III.    THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
        A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT...................  8

IV.     PAYMENTS TO COMPANY................................................. 10

V.      INVESTMENT OF TRUST FUND............................................ 10

VI.     INCOME OF THE TRUST................................................. 11

VII.    ACCOUNTING BY TRUSTEE............................................... 11

VIII.   RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE....................... 13

IX.     AMENDMENTS, ETC., TO PLAN AND EXHIBITS.............................. 18

X.      REPLACEMENT OF TRUSTEE.............................................. 19

XI.     AMENDMENT OR TERMINATION OF AGREEMENT............................... 21

XII.    GENERAL PROVISIONS.................................................. 22

XIII.   NOTICES............................................................. 24

                             TRUST AGREEMENT NO. 10
                             ----------------------

               This Trust Agreement ("Agreement") made as of the 20th day of November, 1996 by and between Cleveland-Cliffs Inc, an Ohio corporation ("Company"), and Key Trust Company of Ohio, N.A., an Ohio corporation ("Trustee").

                                   WITNESSETH:
                                   -----------

               WHEREAS, certain benefits are or may become payable to the nonemployee directors of the Company listed (from time to time as provided in Sections 1.6 and 9.2 hereof) on Exhibit A hereto ("Directors") under the provisions of the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan, effective July 1, 1996 ("Effective Date") as the same have been or in the future may be amended or restated, or any successor thereto ("Plan"), a copy of which is appended to this Agreement as Exhibit B;

               WHEREAS, the Plan provides for the payment of cash and/or common shares of the Company ("Common Shares") to Directors who elect to defer their compensation on or after the Effective Date, and to their beneficiaries, if applicable, as provided in the Plan, and the Company wishes to assure the payment to the Directors and to their beneficiaries (the Directors and their respective beneficiaries are collectively referred to as the "Trust Beneficiaries") of amounts due under the Plan (the amounts so payable are collectively referred to as the "Benefits");

               WHEREAS, the Company wishes to establish a trust ("Trust") and to transfer to the Trust assets which shall be held subject to the claims of the creditors of the Company to the extent set forth in Article III until (i) paid in full to all Trust

Beneficiaries as Benefits in such manner and as specified in this Agreement unless the Company is Insolvent (as that term is defined below) at the time that such Benefits become payable or (ii) otherwise disposed of pursuant to the terms of this Agreement; and

               WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time as the Company (i) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as amended from time to time, or (ii) is unable to pay its debts as they become due.

               NOW, THEREFORE, the Company and the Trustee establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                  I. TRUST FUND
                                     ----------

               1.1 Subject to the claims of creditors to the extent set forth in
Article III, the Company shall deposit with the Trustee in trust One Hundred Dollars ($100), which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as provided in this Agreement.

               1.2 This Trust shall be irrevocable.

               1.3 In the event that a Change in Control has occurred, the Chief Executive Officer of the Company ("CEO") or the Secretary of the Company shall notify the Trustee promptly. The Trustee shall be entitled to rely upon such notice as to whether and when a Change in Control has occurred and shall not be required to make any independent verification of a Change in Control.

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               1.4 The principal of the Trust and any earnings shall be held in trust separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes set forth in this Agreement. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Benefits. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries with respect to the Company. The obligation of the Trustee to pay Benefits pursuant to this Agreement constitutes merely an unfunded and unsecured promise to pay such benefits.

               1.5 (a) The Company may at any time or from time to time make additional deposits of cash or other property (including Common Shares of the Company) as may be acceptable to the Trustee in the Trust, or make provision for cash or other property (including Common Shares of the Company) as may be acceptable to the Trustee to be transferred to the Trust, such as by means of a letter of credit or otherwise, to augment the principal to be held, administered and disposed of by the Trustee, but no payment of all or any portion of the principal of the Trust or earnings shall be made to the Company or any other person or entity on behalf of the Company except as expressly provided in this Agreement.

                   (b) Within 10 days following the occurrence of a Potential Change in Control (as that term is defined in this Section 1.5), the Company shall make a contribution to the Trust

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that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Benefits and any other amounts payable or reimbursable pursuant to the terms of this Agreement.

                   (c) Within 30 days after the end of any calendar year ending after a Change of Control, the Company shall make a contribution to the Trust that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Benefits and any other amounts payable or reimbursable pursuant to the terms of this Agreement.

                   (d) A "Potential Change in Control" means the occurrence of any of the following events:

                       (i) The Company enters into a letter of intent, agreement in principle or other agreement, the consummation of which would constitute a Change in Control; or

                       (ii) any person (including the Company) makes a public announcement (including, without limitation, an announcement made by filing a Schedule 13D or Schedule 14D-1 (or any successor schedule, form, report or item), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")) stating a present intention to take actions that, if consummated, would constitute a Change in Control.

               1.6 Not later than the date of any Change of Control, the Company shall (a) provide any corresponding revisions to Exhibits A and B that may be required and (b) provide the Trustee with copies of the Plan and any amendments thereto.

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               1.7 The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and shall be construed accordingly. The purpose of the Trust is to assure that the Company's obligations to the Trust Beneficiaries pursuant to the Plan are fulfilled. The Trust is neither intended nor designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               1.8 As used in this Agreement, the term "Change in Control" shall mean the occurrence of any of the following events:

                   (a) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

                   (b) The Company shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such sale or transfer;

                   (c) A person, within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the date hereof) of the

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Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

                   (d) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each director first elected during any such period was approved by a vote of at least one-third of the directors of the Company who are directors of the Company on the date of the beginning of any such period.

                       II. PAYMENTS TO TRUST BENEFICIARIES
                           -------------------------------

               2.1 Provided that the Company is not Insolvent and commencing with the earlier to occur of (a) appropriate notice to the Trustee by the Company, or (b) the date on which the Trustee has been notified in accordance with Section 1.3 that a Change of Control has occurred, the Trustee shall make payments of Benefits to each Trust Beneficiary from the assets of the Trust in compliance and conformity with the terms of the Plan and subject to Article IX.

               2.2 The Trustee shall continue to pay Benefits to the Trust Beneficiaries until the assets of the Trust are depleted, subject to Section
11.2. If any current payment by the Trustee under the terms of this Agreement would deplete the assets of the Trust

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below the amount necessary to provide adequately for Benefits known to the
Trustee to be payable in the future, the Trustee shall nevertheless make the current payment when due. If, after application of the preceding sentence, amounts in the Trust are not sufficient to provide for full payment of the Benefits to which any Trust Beneficiary is entitled as provided in this Agreement, the Company shall make the balance of each such payment directly to the Trust Beneficiary as it becomes due.

               2.3 The Company may make payments of Benefits directly to each or any Trust Beneficiary. The Company shall notify the Trustee of its decision to pay Benefits directly at least 3 days prior to the time amounts are due to be paid to a Trust Beneficiary.

               2.4 Nothing in this Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue such Trust Beneficiary's rights as a general creditor of the Company with respect to Benefits or otherwise, and the rights of each Trust Beneficiary under the Plan shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement, except that any payment actually received by any Trust Beneficiary shall reduce dollar-per-dollar amounts otherwise due to such Trust Beneficiary pursuant to the Plan.

               2.5 The Trustee shall withhold from any payment to a Trust Beneficiary the amount required by law to be so withheld under federal, state and local tax withholding requirements, and shall

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pay over to the appropriate government authority the amounts withheld.

               III.   THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS
                      TO A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT
                      ----------------------------------------------------

               3.1 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of the Company as set forth in this Section 3.1. The Board of Directors of the Company ("Board") and the CEO shall have the duty to inform the Trustee in writing if either the Board or the CEO believes that the Company is Insolvent. If the Trustee receives a notice in writing from the Board or the CEO stating that the Company is Insolvent or if a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine within 30 days after receipt of such notice whether the Company is Insolvent. In making this determination, the Trustee may engage the outside accountants of the Company to render an opinion as to the solvency of the Company and shall be fully protected under Section 8.7 in relying upon the advice of such accountants. In addition, the Company shall provide the Trustee or its agents, including the outside accountants of the Company, with any information reasonably requested, and otherwise cooperate with the Company or its agents in making the determination. Pending such determination, or if the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall discontinue or refrain from making payments to any Trust Beneficiary and hold the Trust assets for the benefit of the general creditors of the Company.

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The Trustee shall pay any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of the Company as a court of competent jurisdiction may direct. If the Trustee has discontinued or refrained from making payments to any Trust Beneficiary pursuant to this Section 3.1, the Trustee shall pay or resume payments to such Trust Beneficiary in accordance with this Agreement if the Trustee has determined that the Company is not Insolvent, or is no longer Insolvent (if the Trustee initially determined the Company to be Insolvent), or pursuant to the order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of Insolvency, or has received notice from the Board, the CEO or a person claiming to be a creditor of the Company alleging that the Company is Insolvent, the Trustee shall have no duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company that has been furnished to the Trustee by any creditor of the Company or by any person (other than an employee or director of the Company) acting with apparent or actual authority with respect to the Company.

               3.2. If the Trustee is precluded from paying Benefits from the Trust assets pursuant to Section 3.1 and such prohibition is subsequently removed, the Trustee shall pay the aggregate amount of all Benefits that would have been paid to the Trust Beneficiaries in accordance with this Agreement during the period of such prohibition, less the aggregate amount of Benefits otherwise paid to any Trust Beneficiary by the Company during any

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such period, together with interest on the delayed amount determined at a rate equal to the rate actually earned (including, without limitation, market appreciation or depreciation, plus receipt of interest and dividends) during such period with respect to the assets of the Trust corresponding to such net amount delayed.

                             IV. PAYMENTS TO COMPANY
                                 -------------------

               4.1 Except to the extent expressly contemplated by this Article IV, the Company shall have no right or power to direct the Trustee to return any of the Trust assets to the Company before all payments of Benefits have been made to all Trust Beneficiaries as provided in this Agreement.

                           V. INVESTMENT OF TRUST FUND
                              ------------------------

               5.1 Prior to a Change of Control, the Trustee shall invest and reinvest the assets of the Trust as the Company shall prescribe in writing from time to time.

               5.2 On or after the date of a Change of Control, or in the absence of the instructions from the Company specified in Section 5.1, the provisions of this Section 5.2 shall apply to the investment of the Trust assets. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include, without limitation, market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust.

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               5.3 The Trustee shall have the sole power to invest the assets of the Trust, in accordance with the provisions of Sections 5.1 and 5.2. The
Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of principal or income due to the liquidation of any investment that the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement. The Trustee shall have the right to invest assets of the Trust for short-term investment periods, pending distribution, or long-term investment of such assets, as the Trustee may deem proper in the circumstances.

                             VI. INCOME OF THE TRUST
                                 -------------------

               6.1 During the continuance of this Trust, all net income of the Trust shall be retained in the Trust.

                           VII. ACCOUNTING BY TRUSTEE
                                ---------------------

               7.1 The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed upon in writing by the Company and the Trustee. Within 60 days following the close of each calendar year that includes or commences after the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), the Trustee shall render to the Company an accounting with respect to the Trust assets as of the end of the

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then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to the Company on a quarterly basis (or as the Company shall direct from time to time) and in a timely manner such information regarding the Trust as the Company shall require for purposes of preparing its statements of financial condition. The Trustee shall at all times maintain separate bookkeeping accounts for each Director as prescribed in Section 7.2 hereof, and, upon the written request of a Director, shall provide to the Director an annual statement of the Director's account. Upon the written request of the Company or, on or after the date of a Change of Control, a Director, the Trustee shall deliver to the Company or the Director, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made to the Trust by the Company.

                   Unless the Company or any Director shall have filed with the Trustee written exception or objection to any such statement and account within 90 days after receipt thereof, the Company and the Directors shall be deemed to have approved such statement and account, and in such case, the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Directors were parties.

               7.2 The Trustee shall maintain a separate account for each Director. The Trustee shall credit or debit each Director's

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account as appropriate to reflect such Director's allocable portion of the Trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Agreement. Except as provided in this Section 7.2, all allocations shall be made in proportion to the balances of the separate accounts of the Directors. Prior to the date of a Change of Control, all deposits of principal pursuant to Section 1.1 and 1.5 hereof shall be allocated as directed by the Company. On or after such date, deposits of principal once allocated may not be reallocated. Income, expense, gain or loss on assets allocated to the separate accounts of the Directors shall be allocated separately to such accounts by the Trustee in proportion to the balances of the separate accounts of the Directors.

               7.3 Nothing in this Article VII shall preclude the commingling of Trust assets for investment.

               VIII. RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE
                     ---------------------------------------------

               8.1 The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

               8.2 In addition to and without limiting any other provision of this Agreement, on or after the date of a Change of Control, the Trustee shall, in its sole discretion, based upon the information furnished to it by the Company and/or the Directors and any additional information that it may reasonably request, (a) make all decisions regarding whether a Trust Beneficiary is eligible for the payment of Benefits, the nature, amount and

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timing of such benefits, and any other decisions pertinent to the exercise of the Trustee's duties and responsibilities under this Agreement, and (b) exercise any power or discretion granted pursuant to the Plan to the Board, any committee of the Board, or to any other committee, entity or person. On or before the date of a Change in Control, the Company shall furnish the Trustee with calculations and supporting schedules showing in detail the payments required under the Agreement in the event of the termination of each of the Director's service with the Company immediately following the Change in Control. The Trustee shall determine amounts due under this Agreement in a manner consistent with these calculations and supporting schedules. In connection with the exercise of the duties, responsibilities, power and discretion of the Trustee under this Agreement, the Trustee may employ legal counsel to aid its determinations and shall be fully protected under Section 8.7 in relying upon the advice of counsel in making such determinations.

               8.3 If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part of such property, then and in any of such events the Trustee shall be authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Trust Beneficiary by reason of such compliance

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even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

               8.4 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company or any Director or other Trust Beneficiary contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust assets solely in the interest of the Trust Beneficiaries and for the exclusive purpose of assuring that, to the extent of available Trust assets, and in accordance with the terms of this Agreement, all payments of Benefits are made when due to the Trust Beneficiaries.

               8.5 The Trustee may consult with legal counsel (who shall not be counsel for the Company) to be selected by it.

               8.6 The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties (including, but not limited to, the fees and expenses of counsel, accountants and others incurred pursuant to Section 8.5 or 8.11) and shall be paid reasonable fees for the performance of such duties in the manner provided by
Section 8.7.

               8.7 The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or

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expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses), and the Company agrees to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under
Section 8.6 or this Section 8.7 shall be paid by the Company promptly upon demand by the Trustee or, in the event that the Company fails to make such payment within 30 days of such demand, from the Trust assets. In the event that payment is made to the Trustee from the Trust assets, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to Section 8.6 or this Section 8.7. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 8.6 or this Section 8.7.

               8.8 The Trustee may vote any stock (other than Common Shares of the Company for which it receives instructions as provided below) or other securities and exercise any right appurtenant to any such stock, other securities or other property it holds, either in person or by general or limited proxy, power of attorney or other instrument. Each Director shall be entitled to instruct the Trustee as to the voting of any full or partial Common Shares of the Company allocated to his account as of the applicable record date. Prior to such voting, the Director shall receive a copy of the proxy solicitation materials and a blank form to instruct confidentially the Trustee how to vote the Common Shares of the Company allocated to his account as of the applicable record date. Upon receipt of such instructions, the Trustee shall vote the shares (or, as applicable, exercise any dissenter's rights) as instructed. The Trustee shall vote all other Common Shares of the Company in its possession (including shares for which it does not receive instruction from Directors) in accordance with the first sentence of this Section 8.8.

               8.9 The Trustee may hold securities in bearer form and may register securities and other property held in the Trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of, property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust.

               8.10 The Trustee may exercise all rights appurtenant to any letter of credit made payable to the Trustee of the Trust for the benefit of the Trust in accordance with the terms of such letter of credit.

               8.11 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, who may be agents, accountants, actuaries, investment advisors, financial consultants, or otherwise act in a professional capacity, as the case may be, for the Company or with respect to the Plan, to assist the Trustee in performing any of its duties.

               8.12 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise in this Agreement.

               8.13 Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts in accordance with the procedures set forth in Section 7.1, which may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                 IX. AMENDMENTS, ETC., TO PLAN AND EXHIBITS
                     --------------------------------------

               9.1 On or after the date of a Change of Control, the Company shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor to the Plan. Upon written notification to the

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Trustee by the Company or any Director of the failure of the Company and such
Director to agree on the amount of Benefits to be paid such Director, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (a) compute the amount of Benefits payable to any Trust Beneficiary, and (b) notify the Company and the Director in writing of its computations. In making these determinations, the Trustee may employ legal counsel and shall be fully protected under Section 8.7 in relying upon the advice of counsel in relying on such determinations. Thereafter, this Agreement and all Exhibits shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of the Company to furnish any such amendment, restatement, successor or compensation information shall in no way diminish the rights of any Trust Beneficiary.

               9.2 Amendments to Exhibit A (and directly corresponding amendments to Exhibit B) that modify one or more lists of Directors shall be made only in accordance with Section 1.6. No amendment to Exhibit A (and no amendment to Exhibit B that would delete a Director may be made on or after the date on which a Change of Control occurs, except in accordance with Article XI.

                            X. REPLACEMENT OF TRUSTEE
                               ----------------------

               10.1 The Trustee may resign and be discharged from its duties after providing not less than 90 days' notice in writing to the Company. On or after the date of a Change of Control, the Trustee shall also provide notice of its resignation to all of the Directors. Prior to the date of a Change of Control, the

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Trustee may be removed at any time upon notice in writing by the Company. On or after such date, removal shall also require the agreement of the Directors. Prior to the date of a Change of Control, a replacement or successor trustee shall be appointed by the Company. On or after such date, appointment shall also require the agreement of the Directors. No such removal or resignation shall become effective until the effectiveness of the acceptance of the Trust by a successor trustee designated in accordance with this Article X. If, after making reasonable efforts to appoint a successor trustee, the Trustee has been unable to do so, the Trustee shall petition a court of competent jurisdiction to appoint a successor trustee. Upon the acceptance of the Trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who after such time shall for all purposes of this Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file with the Company and, after a Change of Control, all of the Directors, a written statement or statements of accounts and proceedings as provided in Section 7.1 for the period since the last previous accounting of the Trust.

               10.2 For purposes of Section 10.1 and Section 11.2, a Director shall not participate if all Benefits then currently due or payable in the future have been made to such Director.

                    XI. AMENDMENT OR TERMINATION OF AGREEMENT
                        -------------------------------------

               11.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company; provided, however, that no amendment shall have the effect of altering Section 11.2.

               11.2 The Trust shall terminate on or after a Change of Control upon the earliest to occur of (i) a joint determination by the Trustee and the Directors made on or after the fifth anniversary of the date of a Change of Control that no Trust Beneficiary is or will be entitled to any further payment of Benefits or (ii) such time as the Trustee shall have received consents from all of the Directors to the termination of this Agreement. Notwithstanding the previous sentence, if payments under the Plan with respect to any Trust Beneficiary are the subject of litigation or arbitration, the Trust shall not terminate and the funds held in the Trust with respect to such Trust Beneficiary shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that the Plan is not the subject of such litigation or arbitration unless the Trustee receives written notice from a Trust Beneficiary or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from a Trust Beneficiary as to the final resolution of such litigation or arbitration.

               11.3 Upon a termination of the Trust as provided in Section 11.2, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Agreement as of such date of termination, shall be returned to the Company.

                             XII. GENERAL PROVISIONS
                                  ------------------

            12.1 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

            12.2 Each Exhibit referred to in this Agreement shall become a part of this Agreement and is expressly incorporated by reference.

            12.3 This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

            12.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

            12.5 In the event that any provision of this Agreement or the application of any provision to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each provision of this

Agreement shall be valid and enforced to the maximum extent permitted by law.

            12.6 (a) The preamble to this Agreement shall be considered a part of the agreement of the parties as if set forth in a section of this Agreement.

                 (b) The headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            12.7 The right of any Trust Beneficiary to any benefit or to any payment may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by any Trust Beneficiary. to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Trust Beneficiary.

            12.8 Any dispute between the Directors and the Company or the Trustee as to the interpretation or application of the provisions of this Agreement and amounts payable may, at the election of any party to such dispute (or, if more than one Director is such a party, at the election of two-thirds of such Directors), be determined by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 8.7.

            12.9 Each Director is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions with the same force and effect as if such person had been a party to the Agreement.

            12.10 The Trustee shall be permitted to withhold from any payment due to a Director the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on reasonable instructions from the Company as to any required withholding and shall be fully protected under Section 8.7 in relying on such instructions.

            12.11 Notwithstanding any other provision, the parties' respective rights and obligations under Section 12.9 shall survive any termination or expiration of this Agreement.

                                  XIII. NOTICES
                                        -------

            13.1 For all purposes of this Agreement, any communication, including without limitation, any notice, consent, report, demand or waiver required or permitted to be given shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when hand delivered or dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched), or two business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

               If to the Company, to:         Cleveland-Cliffs Inc
               ----------------------         1100 Superior Avenue
                                              Cleveland, Ohio  44114
                                              Attention:  Secretary

               If to the Trustee, to:         Key Trust Company of Ohio, N.A.
               ---------------------          127 Public Square
                                              Cleveland, Ohio  44114-1306
                                              Attention:

               If to a Director, to:          the address of such Director as
               --------------------           listed next to such Director's
                                              name on Exhibit A,

provided, however, that if any party or such party's successors shall have designated a different address by notice to the other parties, then to the last address so designated.

               IN WITNESS WHEREOF, the Company and the Trustee caused this Agreement to be executed on its behalf as of the date first above written.

Attested                                 CLEVELAND-CLIFFS INC


By:  /s/ J.E. Lenhard                    By: /s/ R.F. Novak
   ---------------------------              ---------------------------
   Its:  Secretary                       Its: Vice President
       -----------------------               --------------------------

Attested                                 Key Trust Company of Ohio, N.A.

By: /s/ Kathryn L. Kaesberg              By: /s/ Kelley Clark
   ---------------------------              ---------------------------
   Its: Vice President                   Its:  Vice President
       -----------------------               --------------------------

                                                                       EXHIBIT A

                                                                        11/20/96


                              CLEVELAND-CLIFFS INC
                              --------------------
             NONEMPLOYEE DIRECTORS' COMPENSATION PLAN PARTICIPANTS
             -----------------------------------------------------



Ronald C. Cambre                                   Francis R. McAllister
Newmont Mining Corporation                         ASARCO Incorporated
1700 Lincoln Street, Suite 2800                    1150 North 7th Avenue
Denver, CO  80203                                  Tucson, AZ  85705

Robert S. Colman                                   John C. Morley
Colman Partners, LLC                               30195 Chagrin Boulevard
One Maritime Plaza, Suite 2535                     Suite 210N
San Francisco, CA  94111                           Pepper Pike, OH  44124

James D. Ireland III                               Stephen B. Oresman
Citizens Building                                  Saltash Ltd.
850 Euclid Avenue, Suite 650                       49 Sunswyck Road
Cleveland, OH  44115                               Darien, CT  06820

G. Frank Joklik                                    Alan Schwartz
Eagle Gate Tower, Suite 2100                       Yale Law School
60 East South Temple                               127 Wall Street
Salt Lake City, UT  84111                          New Haven, CT  06520

E. Bradley Jones                                   Jeptha H. Wade
30195 Chagrin Boulevard                            Choate, Hall & Stewart
Suite 104W                                         53 State Street, 34th Floor
Pepper Pike, OH  44124                             Boston, MA  02109

Leslie L. Kanuk                                    Alton W. Whitehouse
40 Central Park South, #9A                         30195 Chagrin Boulevard
New York, NY  10019                                Suite 104W
                                                   Pepper Pike, OH  44124


                             * * * * * * * * * * *


Directors presently electing to defer fees as of July 1, 1996:

                             Francis R. McAllister
                             John C. Morley
                             James D. Ireland III

                                                                       EXHIBIT B


                        CLEVELAND-CLIFFS INC NONEMPLOYEE

                          DIRECTORS' COMPENSATION PLAN

        The Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan ("Plan") is effective as of July 1, 1996, subject to approval of shareholders at the 1996 annual meeting.


                             ARTICLE I. DEFINITIONS

        Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

             (a) "Account": A Deferred Fee Account and/or a Deferred Share Account, as the context may require.

             (b) "Accounting Date": December 31 of each year and the last day of each calendar quarter.

             (c) "Accounting Period": The quarterly period beginning on the date immediately following an Accounting Date and ending the next following Accounting Date.

             (d) "Administrator": The Board Affairs Committee of the Board or any successor committee designated by the Board.

             (e) "Beneficiary": The person or persons (natural or otherwise) designated pursuant to Section 7.7.

             (f) "Board": The Board of Directors of the Company.

             (g) "Change of Control": The meaning set forth in Section 3.1(b).

             (h) "Code": The Internal Revenue Code of 1986, as amended.

             (i) "Company": Cleveland-Cliffs Inc or any successor or successors thereto.

             (j) "Declared Rate": The Moody's Corporate Average Bond Yield as adjusted on the first business day of January, April, July and October or such other rate as the Adninistrator shall determine from time to time.

             (k) "Deferral Commitment": An agreement made by a Director in a Participation Agreement to have all or a specified portion of his or her Fees. Required Retainer Shares and/or Voluntary Shares deferred under the Plan for a specified period in the future.

             (l) "Deferral Period": The Plan Year for which a Director has elected to defer all or a portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares.

             (m) "Deferred Fees": The Fees credited to a Director's Deferred Fee Account pursuant to Articles IV and V and payable to a Director pursuant to Article VII.

             (n) "Deferred Fee Account": The account maintained on the books of the Company for each Director pursuant to Article V.

             (o) "Deferred Shares": The Required Retainer Shares and Voluntary Shares credited to a Director's Deferred Share Account pursuant to Articles IV and VI and payable to a Director pursuant to Article VII.

             (p) "Deferred Share Account": The account maintained on the books of the Company for each Director pursuant to Article VI.

             (q) "Director": An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or any of its subsidiaries.

             (r) "Fair Market Value": With respect to a Share, the last reported closing price for a Share on the New York Stock Exchange (or any appropriate over-the-counter market if the Shares are no longer listed on such Exchange) for a day specified herein for which such fair market value is to be calculated, or if there was no sale of Shares so reported for such day, on the most recently preceding day on which there was such a sale.

             (s) "Fees": The portion of the annual Retainer and other Director compensation payable in cash.

             (t) "Participation Agreement": The agreement submitted by a Director to the Administrator in which a Director may specify an amount of Voluntary Shares, or may elect to defer receipt of all or any portion of his or her Fees, Required Retainer Shares and/or Voluntary Shares for a specified period in the future.

             (u) "Plan": The Plan set forth in this instrument as it may from time to time be amended.

             (v) "Plan Year": The 12-month period beginning January 1 and ending December 31.

             (w) "Prior Plan": The Company's existing Plan for Deferred Payment of Directors' Fees originally adopted in 1981.

             (x) "Restricted Shares": Shares automatically awarded pursuant to
        Section 3.1 as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 3.1 hereof have expired.

             (y) "Retainer": The portion of a Director's annual compensation that is payable without regard to number of Board or committee meetings attended or committee positions.

             (z) "Required Retainer Shares": An amount, payable in Shares. constituting 50% of a Director's Retainer.

             (aa) "Rule 16b-3": Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule to the same effect), as in effect from time to time.

             (bb) "Settlement Date": The date on which a Director terminates as a Director. Settlement Date shall also include with respect to any Deferral Period the date prior to the date of termination as a Director selected by a Director in a Participation Agreement for distribution of all or a portion of the Fees, Required Retainer Shares and Voluntary Shares deferred during such Deferral Period as provided in Section 7.3.

             (cc) "Shares": The Company's fully paid, non-assessable Common Shares, par value $1.00 per share. Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

             (dd) "Voluntary Shares": The meaning set forth in Section 3.2(b).


                              ARTICLE II. PURPOSE

        The purpose of this Plan is to provide for the award of Restricted Shares to Directors and for the payment to Directors of at least one-half of the Retainer earned by them for services as Directors in Shares in order to further align the interests of Directors with the shareholders of the Company and there by promote the long-term success and growth of the Company. In addition, the Plan is intended to provide Directors with opportunities to invest additional amounts of their compensation payable for services as a Director in Shares and defer receipt of any or all of such compensation, other than Restricted Shares.

            ARTICLE III. RESTRICTED SHARES, REQUIRED RETAINER SHARES
                              AND VOLUNTARY SHARES

         3.1 Automatic Awards of Restricted Shares.

         (a) Restricted Shares shall be automatically awarded to Directors as follows:

              (i) Each individual who is first elected or appointed to the Board as a Director after June 30, 1995 and before July 1, 1996 shall be awarded 1,000 Restricted Shares on July 1, 1996.

              (ii) Each individual who is first elected or appointed to the Board as a Director on or after July 1, 1996 shall be awarded 1,000 Restricted Shares on July 1 of the following year.

         (b) The Restricted Shares may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by a Director, except to the Company, and shall be subject to forfeiture as herein provided until the earliest to occur of the following ("Vesting Event"): (a) the fifth anniversary of the date of award; (b) a Change of Control (as defined below); or (c) death or permanent disability. Any purported transfer in violation of the provisions of this paragraph shall be null and void, and the purported transferee shall obtain no rights with respect to such Restricted Shares. For purposes of this
Section 3.1, "Change of Control" shall mean the occurrence of any of the following events:

              (i) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

              (ii) The Company shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such sale or transfer;

              (iii) A person, within the meaning of Section 3(a)(9) or of
         Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

              (iv) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of the Company who are Directors of the Company on the date of the beginning of any such period.

         (c) All of the Restricted Shares shall be forfeited by a Director who is terminated before a Vesting Event; provided, however, if service as a Director is terminated by the Company owing to removal as a Director without cause before the fifth anniversary of the date of an award, a portion of the Restricted Shares covered by such award that then remain forfeitable shall become freely transferable and nonforfeitable as follows: that number of Restricted Shares shall become freely transferable and nonforfeitable which bears the same ratio to the total number of Restricted Shares subject to such award that then remain forfeitable and would have become forfeitable at the Vesting Date as the number of full months from the date of award to the date of termination of such service bears to 60, and the balance of the Restricted Shares subject to such award shall be forfeited to the Company.

         (d) Unless otherwise directed by the Administrator, all certificates representing Restricted Shares shall be held in custody by the Company until the occurrence of a Vesting Event. As a condition to each award of Restricted Shares, unless otherwise determined by the Administrator, each Director shall have delivered to the Company a stock power, endorsed in blank, relating to the Restricted Shares covered by such award. After the occurrence of a Vesting Event, assuming no event has occurred that would effect a forfeiture of a Director's Restricted Shares, a certificate or certificates evidencing unrestricted ownership of such Shares shall be delivered to the Director.

         3.2 Required Retainer Shares and Voluntary Shares.

         (a) Retainer. Commencing with the Retainer for the third Accounting Period during 1996, 50% of the Retainer established by the Board from time to time shall be payable in cash and 50% of such Retainer shall be payable as Required Retainer Shares payable on January 1 of the following year (unless deferred in accordance with this Plan).

         (b) Voluntary Shares. Prior to the commencement of any calendar quarter, a Director may elect by the filing of a Participation Agreement to have up to 100% of his or her Fees for such quarter paid bv the Company in the form of Voluntary Shares and in lieu of the cash payment. Such Participation Agreement must be filed as a one-time election. Such election, unless subsequently terminated, shall apply to a Director's Fees for the remainder of the current Plan Year and each subsequent Plan Year. Once an election has been terminated another election may not be made.

         (c) Issuance of Shares. On January 1 of each year beginning with January 1, 1997, the Company shall issue (i) to each Director a number of Required Retainer Shares equal to 50% of such Director's Retainer for each Accounting Period during the prior Plan Year divided by the Fair Market Value per Share on the first day of such Accounting Period and (ii) to each Director who has made an election under Section 3.2(b) a number of Voluntary Shares for each such Accounting Period equal to the portion of such Director's Fees in excess of 50% of such Director's Retainer for such Accounting Period that such Director has elected to receive as Voluntary Shares for such Accounting Period divided by the Fair Market Value per Share on the first day of such Accounting Period (less, in each case, the portion of the Required Retainer Shares and Voluntary Shares the Director elected to defer under Section 4.3). To the extent that the application of the foregoing formula would result in the issuance of fractional Shares, no fractional Shares shall be issued, but instead, the Company shall maintain two separate non-interest-bearing accounts for each Director, which accounts shall be credited with the amount of any Required Retainer Shares or Voluntary Shares, as the case may be, not convertible into whole Shares, which amounts shall be combined with Required Retainer Shares and Voluntary Shares, respectively, which are paid for the next following Plan Year. When whole Shares are issued by the Company to the Director on January 1, the amounts in such accounts shall be reduced by that amount which (when added to the Required Retainer Shares and Voluntary Shares for such Director for such quarter) results in the issuance of the maximum number of Shares to such Director. The Company shall pay any and all fees and commissions incurred in connection with the payment of Required Retainer Shares and Voluntary Shares to a Director in Shares.


            ARTICLE IV. DEFERRAL OF FEES, REQUIRED REQUIRED SHARES
                              AND VOLUNTARY SHARES

         4.1 Deferral of Fees. A Director may elect to defer all or a specified percentage of his or her Fees, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

         4.2 Crediting of Deferred Fees. The portion of a Director's Fees that is deferred pursuant to a Deferral Commitment shall be credited promptly following each Plan Year to the Director's Deferred Fee Account as of the date the corresponding non-deferred portion of his or her Fees would have been paid to the Director.

         4.3 Deferral of Required Retainer Shares and Voluntary Shares. A Director may elect to defer all or a specified percentage of his or her Required Retainer Shares and his or her Voluntary Shares, and may change such percentage by filing a Participation Agreement with the Administrator, which shall be effective as of the first day of the Plan Year which commences after the date such Participation Agreement is filed with the Administrator.

         4.4 Crediting of Deferred Shares. The portion of a Directors Required Retainer Shares and Voluntary Shares that is deferred pursuant to a Deferral Commitment shall be credited promptly following each Plan Year to the Director's Deferred Share Account as of the date the corresponding non-deferred portion of his or her Required Retainer Shares and Voluntary Shares would have been issued to the Director.

        4.5 Withholding Taxes. If the Company is required to withhold any taxes or other amounts from a Director's Deferred Fees or Deferred Shares pursuant to any state, Federal or local law, such amounts shall, to the extent possible, be deducted from the Director's Fees or Required Retainer Shares or Voluntary Shares before such amounts are credited as described in Sections 4.2 and 4.4 above. Any additional withholding amount required shall be paid by the Director to the Company as a condition of crediting his or her Accounts.


                        ARTICLE V. DEFERRED FEE ACCOUNT

         5.1 Determination of Deferred Fee Account. On any particular date, a Director's Deferred Fee Account shall consist of the aggregate amount credited thereto pursuant to Section 4.2, plus any interest credited pursuant to Section 5.2, minus the aggregate amount of distributions, if any, made from such Deferred Fee Account.

         5.2 Crediting of Interest. Each Deferred Fee Account to which Fees have been credited in dollar amounts shall be increased by the amount of interest earned since the immediately preceding Accounting Date. Interest shall be credited at the Declared Rate as of each Accounting Date based on the average daily balance of the Director's Deferred Fee Account since the immediately preceding Accounting Date, but after the Deferred Fee Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Interest for the period prior to the first Accounting Date applicable to a Deferred Fee Account shall be prorated.

         5.3 Adjustments to Deferred Fee Accounts. Each Director's Deferred Fee Account shall be immediately debited with the amount of anv distributions under the Plan to or on behalf of the Director or, in the event of his or her death, his or her Beneficiary.

         5.4 Statements of Deferred Fee Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Fee Account as of the end of the Accounting Period, any changes in such Account since the end of the immediately preceding Accounting Period, and such other information as the Administrator shall determine.

         5.5 Vesting of Deferred Fee Account. A Director shall be 100% vested in his or her Deferred Fee Account at all times.


                       ARTICLE VI. DEFERRED SHARE ACCOUNT

         6.1 Determination of Deferred Share Account. On any particular date, a Director's Deferred Share Account shall consist of the aggregate number of Deferred Shares credited thereto pursuant to Section 4.4, plus any dividend equivalents credited pursuant to Section 6.2, minus the aggregate amount of distributions, if any, made from such Deferred Share Account.

         6.2 Crediting of Dividend Equivalents. Each Deferred Share Account shall be credited as of the end of each Accounting Period with additional Deferred Shares equal in value to the amount of cash dividends paid by the Company during such Accounting Period on that number of Shares equivalent to the number of Deferred Shares in such Deferred Share Account during such Accounting Period. The dividend equivalents shall be valued by dividing the dollar value of such dividend equivalents by the Fair Market Value on the Accounting Date next following the dividend payment date. Until a Director or his or her Beneficiary receives his or her entire Deferred Share Account, the unpaid balance thereof credited in Deferred Shares shall be credited with dividend equivalents as provided in this Section 6.2.

         6.3 Adjustments to Deferred Share Accounts. Each Director's Deferred Share Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Director or, in the event of his or her death, his or her Beneficiary.

         6.4 Statements of Deferred Share Accounts. As soon as practicable after the end of each Plan Year, a statement shall be furnished to each Director or, in the event of his or her death, to his or her Beneficiary showing the status of his or her Deferred Share Account as of the end of the Accounting Period, any changes in such Account since the end of the immediately preceding Accounting Period, and such other information as the Administrator shall determine.

         6.5 Vesting of Deferred Share Account. A Director shall be 100% vested in his or her Deferred Share Account at all times.


                     ARTICLE VII. DISTRIBUTION OF BENEFITS

         7.1 Settlement Date. A Director, or in the event of such Director's death, his or her Beneficiary shall be entitled to all or a portion of the balance in such Director's Deferred Fee Account and Deferred Share Account, as provided in this Article VII, following such Director's Settlement Date or Dates.

         7.2 Amount to be Distributed. The amount to which a Director, or in the event of such Director's death, his or her Beneficiary is entitled in accordance with the following provisions of this Article VII shall be based on the Director's adjusted balances in his or her Deferred Fee Account and Deferred Share Account determined as of the Accounting Date coincident with or next following his or her Settlement Date or Dates.

         7.3 In-Service Distribution. A Director may irrevocably elect to receive a pre-termination distribution of all or any specified percentage of his or her Deferred Fees or Deferred Shares for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year such Fees and Shares otherwise would have been payable. A Director's election of a pre-termination distribution shall he made in a Participation Agreement filed for the Plan Year as provided in Section 4.1 or Section 4.3. A Director shall elect irrevocably to receive such Deferred Fees and/or Deferred Shares as a pre-termination distribution under one of the forms provided in Section 7.4 or
Section 7.5.

         7.4 Form of Distribution - Deferred Fees. As soon as practicable after the end of the Accounting Period in which a Director's Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period, the Company shall distribute or cause to be distributed, to the Director the balance of the Director's Deferred Fee Account as determined under Section 7.2, under one of the forms provided in this Section 7.4. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Deferred Fee Account may be made or may commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Director's death, the balance of his or her Deferred Fee Account shall be distributed to his or her Beneficiary in a lump sum.

         Distribution of a Director's Deferred Fee Account shall be made in one of the following forms as elected by the Director.

              (a) by payment in cash in a single lump sum;

              (b) by payment in cash in not greater than ten annual installments; or

              (c) a combination of (a) and (b) above. The Director shall designate the percentage payable under each option.

The Director's election of the form of distribution shall be made by written notice filed with the Administrator at least one year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator, provided that any election made less than one year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

         The amount of cash to be distributed in each installment shall be equal to the quotient obtained by dividing the Director's Deferred Fee Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation.

         If a Director fails to make an election in a timely manner as provided in this Section 7.4, distribution shall be made in cash in a lump sum.

       7.5 Form of Distribution - Deferred Shares. As soon as practicable after the end of the Accounting Period in which a Director's Settlement Date occurs, but in no event later than thirty days following the end of such Accounting Period, the Company shall distribute or cause to be distributed, to the Director a number of Shares equal to the number of Deferred Shares in the Director's Deferred Share Account as determined under Section 7.2, under one of the forms provided in this Section 7.5. Notwithstanding the foregoing, if elected by the Director, the distribution of all or a portion of the Director's Deferred Share Account may be made or may commence at the beginning of the Plan Year next following his or her Settlement Date. In the event of a Director's death, the number of Shares equal to the number of Deferred Shares in his or her Deferred Share Account shall be distributed to his or her Beneficiary in a single distribution.

         Distribution of a Director's Deferred Share Account shall be made in one of the following forms as elected by the Director.

              (a) by payment in Shares or cash in a single distribution;

              (b) by payment in Shares or cash in not greater than ten annual installments; or

              (c) a combination of (a) and (b) above. The Director shall designate the percentage payable under each option.

The Director's election of the form of distribution shall be made by written notice filed with the Administrator at least one year prior to the Director's voluntary retirement as a Director. Any such election may be changed by the Director at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator, provided that any election made less than one year prior to the Director's voluntary termination as a Director shall not be valid, and in such case payment shall be made in accordance with the Director's prior election.

         The number of Shares to be distributed in each installment shall be equal to the quotient obtained by dividing the number of Deferred Shares in the Director's Deferred Share Account as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Director at the time of calculation. Fractional Shares shall be rounded down to the nearest whole Share, and such fractional amount shall be re-credited as a fractional Deferred Share in the Director's Deferred Share Account.

         If a Director elects payment in a single distribution in cash, the amount of the payout shall be equal to the Fair Market Value of the Deferred Shares in the Director's Deferred Share Account on the Settlement Date. If such Director elects payout in installments in cash, an amount equal to the Fair Market Value of the Deferred Shares in the Director's Deferred Share Account on the Settlement Date shall be transferred to the Director's Deferred Fee Account pending distribution.

         If a Director fails to make an election in a timely manner as provided in this Section 7.5, distribution of the Director's Deferred Share Account shall be made in Shares in a single distribution.

         7.6 Special Distributions. Notwithstanding any other provision of this
Article VII, a Director may elect to receive a distribution of part or all of his or her Deferred Fee Account and/or Deferred Share Account in one or more distributions if (and only if) the amount in the Director's Deferred Fee Account and/or the number of the Shares in the Director's Deferred Share Account subject to such distribution is reduced by 10 percent. Any distribution made pursuant to such an election shall be made within sixty days of the date such election is submitted to the Administrator. The remaining 10 percent of the portion of the electing Director's Deferred Fee Account and/or Deferred Share Account subject to such distribution shall be forfeited.

         7.7 Beneficiary Designation. As used in the Plan the term "Beneficiary" means:

              (a) The person last designated as Beneficiary by the Director in writing on a form prescribed by the Administrator;

              (b) If there is no designated Beneficiary or if the person so designated shall not survive the Director, such Director's spouse; or

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              (c) If no such designated Beneficiary and no such spouse is living upon the death of a Director, or if all such persons die prior to the distribution of the Director's balance in his or her Deferred Fee Account and Deferred Share Account, then the legal representative of the last survivor of the Director and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining balance of such Accounts shall be distributed (in the proportions in which they would inherit his or her intestate personal property).

Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section 7.7 shall be effective unless and until the Administrator actually receives such notice.

         7.8 Facility of Payment. Whenever and as often as any Director or his or her Beneficiary entitled to payments hereunder shall be under a legal disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his or her own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways:
(i) directly to him or her; (ii) to his or her legal guardian or conservator, or
(iii) to his or her spouse or to any other person, to be expended for his or her benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.


            ARTICLE VIII. ADMINISTRATION, AMENDMENT AND TERMINATION

         8.1 Administration. The Plan shall be administered by the Administrator. The Administrator shall have such powers as may be necessary to discharge its duties hereunder. The Administrator may, from time to time, employ, appoint or delegate to an agent or agents (who may be an officer or officers of the Company) and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. The Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided under the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. No member of the Administrator shall act in respect of his or her own Deferred Fee Account or his or her own Deferred Share Account. All decisions and determinations by the Administrator shall be final and binding on all parties. No member of the Administrator shall be liable for any such action taken or determination made in good faith. All decisions of the Administrator shall be made by the vote of the majority, including actions and writing taken without a meeting. All elections, notices and directions under the Plan by a Director shall be made on such forms as the Administrator shall prescribe.

         8.2 Amendment and Termination. The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that no such action shall, without the consent of a Director, affect the rights in any Shares issued or to be issued to such Director, in any Deferred Shares in a Director's Deferred Share Account or in any amounts in a Director's Deferred Fee Account; and further provided, that, without further approval by the shareholders of the Company no such action shall (a) increase the total number of Shares available for issuance under this Plan specified in Article X or (b) otherwise cause Rule 16b-3 to become inapplicable to this Plan.


                       ARTICLE IX. FINANCING OF BENEFITS

         9.1 Financing of Benefits. The Shares and benefits payable in cash under the Plan to a Director or, in the event of his or her death, to his or her Beneficiary shall he paid by the Company from its general assets. The right to receive payment of the Shares and benefits payable in cash represents an unfunded, unsecured obligation of the Company. No person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

        9.2 Security for Benefits. Notwithstanding the provisions of Section 9.1, nothing in this Plan shall preclude the Company from setting aside Shares or funds in trust ("Trust") pursuant to one or more trust agreements between a trustee and the Company. However, no Director or Beneficiary shall have any secured

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interest or claim in any assets or property of the Company or the Trust and all
Shares or funds contained in the Trust shall remain subject to the claims of the Company's general creditors.


                       ARTICLE X. SHARES SUBJECT TO PLAN

         10.1 Shares Subject to Plan. Subject to adjustment as provided in this Plan, the total number of Shares which may be issued under this Plan shall be 50,000.

         10.2 Adjustments. In the event of any change in the outstanding Shares by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company,
(b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number and kind of shares specified in Article III, the number or kind of Shares that may be issued under the Plan as specified in Article X and the number of Deferred Shares in a Director's Deferred Share Account shall automatically be adjusted so that the proportionate interest of the Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.


                            ARTICLE XI. PRIOR PLANS

         11.1 1992 Incentive Equity Plan. No further options shall be issued to the Directors under Section 8 of the Company's 1992 Incentive Equity Plan on or after July 1, 1996.

         11.2 Plan for Deferred Payment of Director's Fees. Upon the approval of this Plan by the shareholders of the Company, the Prior Plan shall be discontinued, except that any amount remaining payable to former Directors in the Prior Plan shall be paid in accordance with its terms. Participants in the Prior Plan who are currently Directors shall be covered by this Plan and the bookkeeping entries representing Shares theretofore credited to the account of any current Director in the Prior Plan prior to such discontinuance shall be transferred to a Deferred Share Account for such Director. Any deferral election by a Director in force under the Prior Plan shall continue in effect in accordance with its terms.


                        ARTICLE XII. GENERAL PROVISIONS

         12.1 Interests Not Transferable; Restrictions on Shares and Rights to Shares. No rights to Shares or other benefits payable in cash shall be assigned, pledged, hypothecated or otherwise transferred by a Director or any other person, voluntarily or involuntarily, other than (i) by will or the laws of descent and distribution, or (ii) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under the Code. No person shall have any right to commute, encumber, pledge or dispose of any other interest herein or right to receive payments hereunder, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

         12.2 Governing Law. The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Ohio.

         12.3 Withholding Taxes. To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Director's compensation in cash or Shares and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of any Shares that the Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with the respect to which withholding is not required.

         12.4 Rule 16b-3. This Plan is intended to comply with Rule 16b-3 as in effect prior to May 1, 1991. The Administrator may, however, elect at any time to have some other version of Rule 16b-3 apply if permitted by


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applicable law. If at any time Rule 16b-3 as promulgated on February 8, 1991 or at any later date shall become applicable to the Plan, if necessary for acquisition of Shares under the Plan to continue to be exempt under Rule 16b-3, no election to have Fees paid in Shares shall become effective pursuant to
Section 3.2 (b) hereof until 6 months after such election is made. In addition, the Board may make such other changes in the terms or operation of the Plan as may then be necessary or appropriate to comply with such Rule including, without limitation, by eliminating any restriction originally included in the Plan to comply with Rule 16b-3 that may no longer be required. Without limiting the generality of the foregoing, the Board may change the number of Restricted Shares to be awarded under Section 3.1 from time to time if such change would not cause Directors participating in the Plan to cease to be "disinterested persons" within the meaning of Rule 16b-3, and the Board may provide for annual election of Voluntary Shares pursuant to Section 3.2 if such election would be permitted by Rule 16b-3.

         12.5 Miscellaneous. Headings are given to the sections of this Plan soley as a convenience to facilitate reference. Such headings, numbering an paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provision thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

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